Registration No. 33-52871
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                         BARRETT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                                       52-0812977
      (State or other jurisdiction of          (IRS Employer Identification No.)
incorporation or organization)

                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97239
                            Telephone (503) 220-0988
          (Address and telephone number of principal executive offices)

       BARRETT BUSINESS SERVICES, INC., EMPLOYEE'S SAVINGS PLAN AND TRUST
                            (Full title of the plan)

                               William W. Sherertz
                                    President
                         Barrett Business Services, Inc.
                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97239
                            Telephone (503) 220-0988
           (Name, address, and telephone number of agent for service)

                          ____________________________

                                   Copies to:
                                 Miller Nash LLP
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699
                              Attn: Mary Ann Frantz
                                 (503) 224-5858

                                 DEREGISTRATION

      Pursuant to Registration Statement on Form S-8 (No. 033-52871) filed with the Securities and Exchange Commission on March 29, 1994, Barrett Business Services, Inc., a Maryland corporation, registered 60,000 shares of common stock, $0.01 par value per share, with respect to the Barrett Business Services, Inc., Employee's Savings Plan and Trust. In May 1994, the corporation effected a 2 for 1 stock split, bringing the total number of shares registered under this Form S-8 to 120,000 shares. The Registration Statement is hereby amended to deregister all the remaining shares of common stock, $0.01 par value per share, of Barrett Business Services, Inc. under the Registration Statement and to terminate the registration.

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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 30th day of May, 2003.

                                    BARRETT BUSINESS SERVICES, INC.
                                    (Registrant)


                                    By   /s/ Michael D. Mulholland
                                         -------------------------
                                         Michael D. Mulholland
                                         Vice President-Finance

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 30th day of May, 2003.



              Signature                Title

(1) Principal Executive Officer
    and Director:

WILLIAM W. SHERERTZ*                   President and Chief Executive Officer and
                                       Director

(2) Principal Financial Officer:

/s/ Michael D. Mulholland              Vice President-Finance
-------------------------
Michael D. Mulholland


(3) Principal Accounting Officer:

JAMES D. MILLER*                       Controller


(4) A majority of the Board of Directors:

/s/ Fores J. Beaudry
--------------------
Fores J. Beaudry                       Director

/s/ Thomas J. Carley
--------------------
Thomas J. Carley                       Director

/s/ James B. Hicks
------------------
James B. Hicks                         Director

ANTHONY MEEKER*                        Director
NANCY B. SHERERTZ*                     Director


*By   /s/ Michael D. Mulholland
      -------------------------
      Michael D. Mulholland
      Attorney-in-fact




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